UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2003

TASER INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16391 (Commission File Number)	86-074122 (IRS Employer Identification No.)

7860 E. McClain Dr., Suite 2 Scottsdale, Arizona (Address of principal executive offices)	85260 (Zip Code)

Registrant’s telephone number, including area code (480) 991-0797

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets.

On June 26, 2003, TASER International, Inc., a Delaware corporation, completed the acquisition of all significant assets owned by Taser Technologies Inc. and Electronic Medical Research Laboratories, d.b.a. Tasertron together with certain patents owned by Barnet Resnick. The asset acquisition was consummated pursuant to an Asset Purchase Agreement dated as of June 26, 2003 (the “Asset Purchase Agreement”) entered into by and among TASER International, Inc., a Delaware corporation (the “Buyer”), and Barnet Resnick, Taser Technologies, Inc., a California corporation, and Electronic Medical Research Laboratory, Inc., dba Tasertron, a California corporation (collectively the “Sellers”). There is no relationship between the Sellers and any affiliates of the Buyer. The assets acquired included all of the tangible assets of the Sellers as well as the intangible assets, including all intellectual property, except for account receivables. The physical assets include plant equipment and tools that were used by the Sellers in the Tasertron business and the Buyers intend to use these physical assets to continue the business on a very limited scale during a wind down phase. The purchase price is $1,000,000 in cash payable $500,000 on June 26, 2003, the Date of Closing; $250,000 on October 1, 2003; and $250,000 on January 2, 2003. The payments due in October 2003 and January 2004 are secured by an irrevocable letter of credit. The terms of the transaction, including the consideration paid by TASER International, were negotiated and determined on the basis of arms’-length negotiation by and among Buyer and Sellers and a valuation of the Tasertron business as determined by TASER International’s management following TASER International’s review and analysis of Seller’s business and assets and TASER International’s discussions with its advisors and Sellers’ management and advisors. The source of funds used by TASER International to purchase the assets of the Tasertron business under the Asset Purchase Agreement was existing cash reserves of TASER International. As a result of the acquisition of the Tasertron business assets, a stipulation of dismissal with prejudice will be filed with the Federal District Court for Arizona in the Taser trademark litigation between the Buyer and Seller Electronic Medical Research Laboratories, d.b.a. Tasertron.

The foregoing description of the asset acquisition and of the Asset Purchase Agreement and related documents is qualified in its entirety by reference to the Asset Purchase Agreement and related documents which are incorporated by reference in this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Financial Statements are not required

(b)	Pro Forma Financial Information

Pro Forma Financial Information is not required

(c)	Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement dated as of June 26, 2003 (the “Asset Purchase Agreement”) entered into by and among TASER International, Inc., a Delaware corporation (the “Buyer”), and Barnet Resnick, Taser Technologies, Inc., a California corporation, and Electronic Medical Research Laboratory, Inc., dba Tasertron, a California corporation (collectively the “Sellers”) (schedules and certain exhibits are omitted from this agreement and TASER International, Inc. agrees to furnish supplementally a copy of any such schedule or exhibit to the Commission upon request)

99.1	Press Release dated June 30, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2003	TASER International, Inc.

By: /s/ KATHLEEN C. HANRAHAN Kathleen C. Hanrahan Chief Financial Officer and Corporate Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

10.1	Asset Purchase Agreement dated as of June 26, 2003 (the “Asset Purchase Agreement”) entered into by and among TASER International, Inc., a Delaware corporation (the “Buyer”), and Barnet Resnick, Taser Technologies, Inc., a California corporation, and Electronic Medical Research Laboratory, Inc., dba Tasertron, a California corporation (collectively the “Sellers”) (schedules and certain exhibits are omitted from this agreement and TASER International, Inc. agrees to furnish supplementally a copy of any such schedule or exhibit to the Commission upon request)

99.1	Press Release dated June 30, 2003